Exhibit 10.2

AMENDMENT NO. 2

TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO.2 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of this 21 day of February, 2023, by and between Unique Logistics 21 Holdings Limited, a Hong Kong corporation (“ULHL”) and Unique Logistics International, Inc., a Nevada corporation (the “Buyer”). Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed thereto in the Purchase Agreement (defined below).

WHEREAS, ULHL and the Buyer have entered into that certain Stock Purchase Agreement, dated April 28, 2022, as amended (the “Purchase Agreement”), pursuant to which the Buyer has agreed to purchase from ULHL, and ULHL has agreed to sell to the Buyer, shares of capital stock owned by ULHL (the “Purchased Shares”) in the subsidiaries of ULHL (the “ULHL Subsidiaries”) set forth on Schedule I of the Purchase Agreement (the “Transaction”), pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Transaction, ULHL and the Buyer have agreed to: (a) restructure payment of the Initial Purchase Price of Twenty-Two Million Dollars (US$22,000,000) payable at Closing; and (b) reallocate portions of the Initial Purchase Price between Unique Logistics International (Vietnam) Co. Ltd., a Vietnam corporation (“Unique Vietnam”) and Unique Logistics International (South China) Limited, a limited liability company incorporated in Hong Kong (“Unique South China”) (collectively, the “Restructuring”);

WHEREAS, in connection with the Transaction and as part of the Restructuring, ULHL and the Buyer have agreed that, at Closing, the Buyer shall: (a) pay Three Million Five Hundred Thousand Dollars (US$3,500,000) of the Initial Purchase Price in cash (rather than US$21,000,000); (b) issue the Seller Note in the principal amount of One Million Dollars (US$1,000,000) to ULHL; (c) issue the Vietnam Note (defined below) in the principal amount of One Million Dollars (US$1,000,000) to ULHL; (d) issue a promissory note in the principal amount of Two Million Dollars (US$2,000,000) to ULHL (the “Taiwan Note”) representing that portion of the Initial Purchase Price allocated to the purchase by the Buyer of the Purchased Shares of Unique Logistics International Co., Ltd, a limited liability company incorporated in the Republic of China (“Unique Taiwan”); and (e) issue three (3) additional promissory notes in the aggregate principal amount of Fourteen Million Five Hundred Thousand Dollars (US$14,500,000) to ULHL, which amounts represent in the aggregate the entirety of the Initial Purchase Price payable by the Buyer at Closing, as more fully described below;

WHEREAS, in connection with the Transaction and as part of the Restructuring, ULHL and the Buyer have agreed that: (a) the consideration to be paid by the Buyer to ULHL for the purchase of the Purchased Shares of Unique Vietnam shall be reduced from Four Million Dollars (US$4,000,000) to One Million Dollars (US$1,000,000); (b) the consideration to be paid by the Buyer to ULHL for the purchase of the Purchased Shares of Unique South China shall be increased from Two Million Two Hundred Thousand Dollars (US$2,200,000) to Five Million Two Hundred Thousand Dollars (US$5,200,000); and (c) the consideration to be paid by the Buyer to ULHL in respect of its acquisition of the Purchased Shares of Unique Vietnam shall be made in the form of a promissory note in the principal amount of One Million Dollars (US$1,000,000) rather than paid in cash (the “Vietnam Note”), more fully described below; and

WHEREAS, ULHL and the Buyer desire hereby to amend the Purchase Agreement to provide for, among other things, the Restructuring upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

AMENDMENT OF STOCK PURCHASE AGREEMENT

Section 1.1 Amendments. Notwithstanding anything set forth in the Purchase Agreement, subject to the terms and conditions contained herein, ULHL and the Buyer hereby amend the Purchase Agreement as follows:

1.1.1 Reallocation of Purchase Price. The chart appearing on Schedule I to the Purchase Agreement entitled “ULHL SUBSIDIARY HOLDINGS” and its corresponding footnote (denoted by asterisk*) shall be deleted and replaced with the chart below and the corresponding footnote below (denoted by asterisk*), it being understood that following the date hereof, any references in the Purchase Agreement to Schedule 1, such chart, or the contents of either, as the case may be, shall refer to the chart below, the information set forth therein and the corresponding footnote below.

ULHL Subsidiary Name	Purchased Percentage	Purchased Shares	Purchase Price Allocation (USD)
Unique Logistics International (India) Private Ltd.	65%*	850,261	$1,000,000
ULI (North & East China) Company Limited	50%	75,000	$4,500,000
Unique Logistics International Co., Ltd	50%	500,000	$2,000,000
TGF Unique Limited	49.99%	99,999	$2,000,000
Unique Logistics International (H.K.) Limited	100%	1,000,000	$2,300,000
Unique Logistics International (Vietnam) Co., Ltd.	65%	65% of the total charter capital	$1,000,000
ULI (South China) Limited	70%	7,000	$4,000,000
Unique Logistics International (South China) Limited	70%	630,000	$5,200,000

* The actual purchased percentage should be 850,261/ 1,308,631 (64.97%) but for ease of calculation 65% is adopted for the purpose of this Agreement.

1.1.2 Reduction and Reallocation; Issuance of Unique Vietnam Note in Lieu of Cash. The consideration to be paid by the Buyer to ULHL at Closing as part of the Initial Purchase Price to be paid by the Buyer for the Purchased Shares of Unique Vietnam shall be reduced as set forth in the chart above from Four Million Dollars (US$4,000,000) to One Million Dollars (US$1,000,000) and reallocated to the purchase of the Purchased Shares of Unique South China, and shall be made by issuance of the Vietnam Note to ULHL rather than paid by the Buyer in cash. The Vietnam Note shall mature on June 30, 2023 (the “Vietnam Maturity Date”) and shall be payable on: (a) July 15, 2023, provided that the Vietnam Approvals have been received by the Vietnam Maturity Date; or (b) in the event that the Vietnam Approvals have not been received by the Vietnam Maturity Date, payment under the Vietnam Note shall be due and payable thereafter within fifteen (15) days of receipt of the Vietnam Approvals. The Vietnam Note shall bear no interest and may be prepaid, in the Buyer’s sole discretion, in whole or in part, at any time without penalty or premium. In the event of default by the Buyer in the payment of amounts due under the Vietnam Note, the Buyer shall have seven (7) days during which to cure such default, it being understood that any amounts paid under the Vietnam Note up to such date of default shall not be refundable and may be retained by ULHL, and shall, in any event, be treated as partial payment of the Initial Purchase Price.

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1.1.3 Issuance of Unique Taiwan Note in Lieu of Cash. The consideration to be paid by the Buyer to ULHL at Closing as part of the Initial Purchase Price to be paid by the Buyer for the Purchased Shares of Unique Taiwan shall be made by issuance of the Taiwan Note to ULHL rather than paid by the Buyer in cash. The Taiwan Note shall mature on June 30, 2023 (the “Taiwan Maturity Date”) and shall be due and be payable on: (a) July 15, 2023, provided that the Taiwan Approvals have been received by the Taiwan Maturity Date; or (b) in the event that the Taiwan Approvals have not been received by the Taiwan Maturity Date, payment under the Taiwan Note shall be due and payable thereafter within fifteen (15) days of receipt of the Taiwan Approvals. The Taiwan Note shall bear no interest and may be prepaid, in the Buyer’s sole discretion, in whole or in part, at any time without penalty or premium. In the event of default by the Buyer in the payment of amounts due under the Taiwan Note, the Buyer shall have seven (7) days during which to cure such default, it being understood that any amounts paid under the Taiwan Note up to such date of default shall not be refundable and may be retained by ULHL, and shall, in any event, be treated as partial payment of the Initial Purchase Price.

1.1.4 Reduction of Cash Consideration at Closing. At Closing, the Buyer shall pay to ULHL Three Million Five Hundred Thousand Dollars (US$3,500,000) of the Initial Purchase Price in cash rather than Twenty-One Million Dollars (US$21,000,000) in cash, which amount shall represent the Cash Payment.

1.1.5 Additional Promissory Notes as Consideration. At Closing, in addition to the Cash Payment, the Buyer shall issue to ULHL: (a) the Seller Note in the principal amount of One Million Dollars (US$1,000,000), (b) the Vietnam Note in the principal amount of One Million Dollars (US$1,000,000); (c) the Taiwan Note in the principal amount of Two Million Dollars (US$2,000,000); and (d) three (3) additional promissory notes in the aggregate principal amount of Fourteen Million Five Hundred Thousand Dollars (US$14,500,000) as follows:

(i) the Buyer shall issue to ULHL a promissory note in the principal amount of Four Million FiveHundred Thousand Dollars (US$4,500,000) (“Note 1”);

(ii) the Buyer shall issue to ULHL a promissory note in the principal amount of Five Million Dollars(US$5,000,000) (“Note 2”); and

(iii) the Buyer shall issue to ULHL a promissory note in the principal amount of Five MillionDollars (US$5,000,000) (“Note 3,” and, collectively with Notes 1 and 2, the “Additional Notes”).

Note 1 shall mature on March 7, 2023; Note 2 shall mature on April 7, 2023; and Note 3 shall mature on June 30, 2023. Each of the Additional Notes shall bear interest at the rate of fifteen percent (15) per annum and may be prepaid, in the Buyer’s sole discretion, in whole or in part, at any time without penalty or premium. In the event of default by the Buyer in the payment of amounts due under the Additional Notes, the Buyer shall have seven (7) days during which to cure such default, it being understood that any amounts paid under any of the Additional Notes up to such date of default shall not be refundable and may be retained by ULHL, and shall, in any event, be treated as partial payment of the Initial Purchase Price.

1.1.6 Net Asset Positive Adjustment Payments. The Net Asset Positive Adjustment provided for in the Purchase Agreement shall be paid in two separate installments in cash or, in the sole discretion of the Buyer, by the issuance at Closing of one or more promissory notes by the Buyer for either or both of such installments (the “NAP Adjustment Notes”), as follows: (a) the first installment, equal to one-half of the Net Asset Positive Adjustment, up to an aggregate amount of Two Million Five Hundred Thousand Dollars (US$2,500,000) (the “First Installment”), shall be due on June 30, 2023; and (b) the second installment, equal to the remaining one-half of the Net Asset Positive Adjustment, up to an aggregate amount of Two Million Dollars (US$2,000,000) (the “Second Installment”), shall be due on the one (1) year anniversary of the Closing Date. The promissory note, if any, issued in respect of: (a) the First Installment shall bear interest at the rate of fifteen percent (15%) per annum; and (b) the Second Installment shall not bear any interest. Either or both of the NAP Adjustment Notes may be prepaid, in the Buyer’s sole discretion, in whole or in part, at any time without penalty or premium. In the event of default by the Buyer in the payment of amounts due under the NAP Adjustment Notes, the Buyer shall have seven (7) days in each instance during which to cure such default, it being understood that any amounts paid under any of the NAP Adjustment Notes up to such date of default shall not be refundable and may be retained by ULHL, and shall, in any event, be treated as partial payment of the Initial Purchase Price.

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1.1.7 Escrows. None of the Initial Purchase Price including, without limitation, the Unique Vietnam Escrow Amount and the Unique Taiwan Escrow Amount, shall be escrowed as was otherwise contemplated by the Purchase Agreement but shall be paid as set forth herein.

1.1.8 Transfer of the Unique Taiwan and Unique Vietnam Purchased Shares. Notwithstanding anything to the contrary set forth herein, unless otherwise agreed by ULHL in writing, the transfer of the legal and equitable title of the Purchased Shares in Unique Taiwan and Unique Vietnam will occur upon the later of: (a) receipt of the Vietnam Approvals (with respect to the Purchased Shares of Unique Vietnam) and receipt of the Taiwan Approvals (with respect to the Purchased Shares of Unique Taiwan), and (b) payment of all sums due from Buyer to ULHL under those promissory notes described in this Agreement having a maturity date of June 30, 2023 or earlier, namely, the Additional Notes and the NAP Adjustment Note for the First Installment (collectively, the “Payment Notes”), the Taiwan Note and the Vietnam Note. For the avoidance of doubt, it is expressly understood that: (x) payment of all amounts outstanding under the Payments Notes; and (y) payment of each of the Vietnam Note and the Taiwan Note, are conditions to the transfer to the Buyer of the legal and equitable title of the Purchased Shares of Unique Vietnam and Unique Taiwan.

1.1.9 Buyer’s Covenants. Following Closing, for so long as any of the Payment Notes remain outstanding, the Buyer shall not, without the prior written consent of ULHL, vote as a stockholder (or otherwise) in favor of or cause there to be declared any dividend in or by any of the entities listed in the chart set forth in Section 1.1.1 above (each, a “Target” and, collectively, the “Targets”), other than dividends to the Buyer to be used for repayment of amounts due to ULHL under any of the notes described in this Agreement, provided that the Buyer is not in default under its existing financing facility or the financing facility expected to be entered into in connection with the transactions contemplated by the Purchase Agreement and used by the Buyer in connection with repayment of the Payment Notes. In addition, for so long as any of the Payment Notes remains outstanding, the Buyer shall use its best efforts to cause the businesses and operations of the Targets to be conducted in a manner consistent with past practice.

1.1.10 Change to the Directorship of Unique HK, ULI (South China) Limited and Unique Logistics International (South China) Limited (the “Relevant Companies”). The change to the directorship of the Relevant Companies shall take place within 14 days after Closing. For the avoidance of doubt, the corresponding written resignation and separation and release letter of the resigning directors of the Relevant Companies under Schedule V shall be provided within 14 days after Closing; provided that, the resigning directors of the Relevant Companies shall not take any action whatsoever without the prior written consent of the Buyer during such 14-day period. For the avoidance of doubt, it is hereby confirmed that the directors of the Relevant Companies may proceed to complete the cancellation of the existing bank facilities with the existing bankers in Hong Kong and withdraw the collaterals during such 14-day period.

1.1.11 Change to Resigning Director and Officer of Unique Shenzhen. Thomas To Wong shall not resign as a director or officer of Unique Shenzhen. “Thomas To Wong” shall be deleted from Schedule V with respect to Unique Shenzhen.

1.1.12 Transfer of Employees from ULHL to Unique HK. ULHL shall use its reasonable endeavours to procure the transfer of the employment of its employees who provide services to Unique HK from ULHL to Unique HK within 30 days after Closing. The costs of the aforementioned employees between Closing and the date of actual transfer shall be invoiced by ULHL to Unique HK and be paid by Unique HK in a manner consistent with past practice.

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ARTICLE II: MISCELLANEOUS

Section 2.1 Miscellaneous Provisions Governing this Amendment.

2.1.1 Except as specifically set forth in this Amendment, nothing set forth herein shall be deemed to modify any provision of the Purchase Agreement or any of the other transaction agreements relating to the Buyer’s acquisitions of the Subsidiaries.

2.1.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of ULHL and the Buyer and delivered to the one another, it being understood that both parties hereto need not sign the same counterparts. Each counterpart shall be enforceable against the parties hereto and shall, together, constitute one and the same instrument. Facsimile and “.pdf” copies of executed signature pages shall be deemed binding originals and no party hereto shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

2.1.3 This Amendment and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. All actions arising out of or relating to this Amendment shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Amendment brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Amendment or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action relating to this Amendment or the transactions contemplated by this Amendment, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in the Purchase Agreement or is delivered via email attachment at the email address as set forth in the Purchase Agreement. Nothing in this Section 2.1.3 shall affect the right of any party to serve legal process in any other manner permitted by Law.

2.1.4 EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR UNDER THE PURCHASE AGREEMENT.

2.1.5 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto.

2.1.6 All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Amendment shall be in writing and shall be deemed given to a party hereto when provided and delivered in accordance with the terms of the Purchase Agreement.

2.1.7 Each party hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other parties may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the modifications and amendments provided for herein.

[Signature Pages Follow this Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

THE BUYER:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:
Name:	Sunandan Ray
Title:	Chief Executive Officer

ULHL:
UNIQUE LOGISTICS HOLDINGS LIMITED

By:
Name:	Richard Lee Chi Tak
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to ULHL-ULI Master Stock Purchase Agreement]